FS Investment Corporation III 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Investment Corporation III Reports Third Quarter 2014 Financial Results

PHILADELPHIA, PA, November 17, 2014 – FS Investment Corporation III (FSIC III), a business development company (BDC) focused on providing customized credit solutions to private middle-market U.S. companies, announced its operating results for the quarter ended September 30, 2014. As previously disclosed, FSIC III will hold a conference call to discuss these results at 11:30 a.m. Eastern Time on Thursday, November 20, 2014. Information for those interested in participating in the call can be found below.

Financial Highlights

•	Since commencing operations on April 2, 2014 and through October 28, 2014, FSIC III raised approximately $661 million of equity capital, including approximately $13.5 million raised from investors affiliated with its sponsor, Franklin Square Capital Partners (Franklin Square), and its sub-adviser, GSO / Blackstone Debt Funds Management (GDFM), and shares issued through its distribution reinvestment plan.
•	Net investment income of approximately $6.8 million, or $0.18 per share, for the quarter ended September 30, 2014 and approximately $7.7 million, or $0.34 per share, since commencing operations on April 2, 2014 through September 30, 2014.
•	Net increase in net assets resulting from operations of approximately $2.4 million, or earnings of $0.07 per share, for the quarter ended September 30, 2014 and approximately $4.7 million, or $0.21 per share, since commencing operations on April 2, 2014 through September 30, 2014.
•	Paid regular cash distributions to stockholders totaling $0.1885 per share during the quarter ended September 30, 2014.
•	For the period from April 2, 2014 through September 30, 2014, FSIC III generated a GAAP-basis total return of approximately 2.22%.

Portfolio Highlights

•	As of September 30, 2014, the fair value of FSIC III’s investments was approximately $415 million.
•	For the three months ended September 30, 2014, FSIC III committed approximately $94.6 million to direct originations.
•	FSIC III’s portfolio consisted of investments in 63 portfolio companies as of September 30, 2014.
•	Based on fair value, core investment strategies, which include any investments that are considered directly originated or opportunistic investments, represented approximately 61% of FSIC III’s portfolio as of September 30, 2014. Based on fair value, direct originations represented approximately 32%, opportunistic investments represented approximately 29% and broadly syndicated/other investments represented approximately 39% of FSIC III’s portfolio as of September 30, 2014.
•	Gross portfolio yield prior to leverage was 8.7% based on the amortized cost of FSIC III’s investments as of September 30, 2014.

“FSIC III has quickly grown its allocation to direct originations by leveraging our robust credit platform and the combined purchasing power across all of Franklin Square’s business development companies,” commented Michael C. Forman, CEO of FSIC III. “As a leading middle market lender, we seek to marry the capital needs of private U.S. companies with the income needs of our stockholders.”

Quarterly Stockholder Conference Call

FSIC III will hold its quarterly stockholder conference call on Thursday, November 20, 2014, at 11:30 a.m. Eastern Time. In order to participate, interested parties should dial (800) 447-0521 at least 10 minutes prior to the beginning of the conference call and provide the confirmation code 38339835 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under FSIC III’s “Literature” page at www.franklinsquare.com and will be available for a period of 30 days following the call.

About FSIC III

FSIC III is a publicly registered, non-traded BDC sponsored by Franklin Square. FSIC III focuses primarily on investing in the debt securities of private U.S. companies, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC III is advised by FSIC III Advisor, LLC, an affiliate of Franklin Square, and is sub-advised by GDFM, an affiliate of GSO Capital Partners LP (GSO). GSO, with approximately $70.2 billion in assets under management as of September 30, 2014, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.franklinsquare.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $13.6 billion in assets as of September 30, 2014. For more information, please visit www.franklinsquare.com.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC III’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which FSIC III filed with the Securities and Exchange Commission (SEC) on November [14], 2014, as well as FSIC III’s other reports filed with the SEC. A copy of FSIC III’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and FSIC III’s other reports filed with the SEC can be found under FSIC III’s “Literature” page at www.franklinsquare.com and on the SEC’s website at www.sec.gov.

FSIC III’s gross portfolio yield prior to leverage represents the expected yield to be generated by FSIC III on its investment portfolio based on the composition of its portfolio as of September 30, 2014. The portfolio yield does not represent an actual investment return to stockholders.

Please note that certain financial figures may have been rounded.

Certain Information About Distributions

The determination of the tax attributes of FSIC III’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of FSIC III’s distributions for a full year. FSIC III intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC III’s shares of common stock is subject to the discretion of its board of directors and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC III may fund its cash distributions to stockholders from any sources of funds legally available to it, including expense reimbursements from Franklin Square, as well as proceeds from the sale of shares of common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC III has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC III will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance or operations of FSIC III. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC III makes with the SEC. FSIC III undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.